Exhibit 99.2

CNF
3240 HILLVIEW AVENUE
PALO ALTO, CA 94304-1297
(650) 494-2900

                                                                NEWS RELEASE


                                                                 Contacts:

                                                Investors - Patrick Fossenier
                                                               (650) 813-5353

                                                       News Media - Jim Allen
                                                               (650) 813-5335



             CNF BOARD ELECTS DOUGLAS STOTLAR PRESIDENT AND CEO

     PALO  ALTO,  California - April 26, 2005 - CNF Inc. (NYSE:CNF) announced today that its Board of Directors has elected Douglas W. Stotlar as president and chief executive  officer  of  the  company.  The announcement was made by

Board Chairman Dr. W. Keith Kennedy Jr., who had been  serving as interim CEO since July 2004.

     Stotlar, 44, most recently was president and chief  executive officer of

Con-Way  Transportation  Services, Inc., CNF's largest operating  subsidiary,

and a senior vice president  of  CNF. Kennedy announced that both Con-Way and

Menlo Worldwide, CNF's logistics and  supply  chain services subsidiary, will report to Stotlar, as will all corporate and administrative functions.

     John  H.  Williford, who most recently served  as  president  and  chief executive officer of Menlo Worldwide, will become an advisor to the company.

     "I am pleased  that  the  board  has  elected  Doug  Stotlar  to  be the company's  next  chief  executive  officer,"  said Kennedy. "He is one of the brightest  and  most  experienced executives working  in  the  transportation industry today and CNF  is  delighted  to  have  this talented manager as its leader."

     Stotlar has served as president and CEO of Con-Way  since 2004. Prior to that he was executive vice president and chief operating officer  of  Con-Way and  was  the  former  head  of  Con-Way  NOW, the company's successful time-

definite freight services carrier. He first  joined  Con-Way  in  1985  as  a freight  supervisor  for Con-Way Central Express and worked successfully in a variety of management  positions of increasing responsibility at the carrier.

He is a graduate of Ohio State University.

     CNF is a $3.7 billion management company of global supply chain services with businesses in less-than-truckload  motor  carriage,  truckload carriage,

air freight, logistics, supply chain management, and trailer manufacturing.